Third Point Re Reports Fourth Quarter 2016 Earnings Results
HAMILTON, Bermuda, February 23, 2017, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fourth quarter ended December 31, 2016.
Third Point Re reported a net loss of $46.7 million, or $(0.45) per diluted common share, for the fourth quarter of 2016, compared to net income of $42.2 million, or $0.39 per diluted common share, for the fourth quarter of 2015. For the year ended December 31, 2016, Third Point Re reported net income of $27.6 million, or $0.26 per diluted common share, compared with a net loss of $87.4 million, or $(0.84) per diluted common share, for the year ended December 31, 2015.
As of December 31, 2016, diluted book value per share decreased by $0.39 per share, or 2.9%, to $13.16 per share from $13.55 per share as of September 30, 2016 and increased by $0.31 per share, or 2.4%, to $13.16 per share from $12.85 per share as of December 31, 2015.
“During the fourth quarter, we generated gross premiums written of $80.8 million, bringing our full year gross premiums written to $617.4 million, which represented a decrease of 12.1% compared to the prior full year. In this challenging market, we believe that maintaining underwriting discipline is more important than premium growth. Our combined ratio for the quarter was 105.0%, which was in line with expectations given current market conditions and the lines of business on which we focus,” commented John Berger, Chairman and Chief Executive Officer. “Our investment return for the quarter was (1.7)% and we finished the year with a positive investment return of 4.2%.  We are encouraged by a strong start to 2017 and remain confident in Third Point LLC’s ability to generate attractive returns even in volatile markets.”
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2016 and 2015:

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	($ in millions, except for per share data and ratios)
Gross premiums written	$80.8	$99.2	$617.4	$702.4
Net premiums earned	$192.1	$134.4	$590.2	$602.8
Net underwriting loss (1) (2)	$(9.5)	$(9.2)	$(50.1)	$(28.3)
Combined ratio (1) (2)	105.0%	106.9%	108.5%	104.7%
Net investment return on investments managed by Third Point LLC	(1.7)%	2.8%	4.2%	(1.6)%
Net investment income (loss)	$(35.8)	$61.6	$98.8	$(28.1)
Net investment income (loss) on float (3)	$(15.9)	$12.8	$16.9	$(10.8)
Net income (loss)	$(46.7)	$42.2	$27.6	$(87.4)
Diluted earnings (loss) per common share	$(0.45)	$0.39	$0.26	$(0.84)
Change in diluted book value per share (3)	(2.9)%	3.2%	2.4%	(5.2)%
Return on beginning shareholders’ equity (3)	(3.2)%	3.2%	2.0%	(6.0)%
Net investments managed by Third Point LLC	$2,191.6	$2,062.8	$2,191.6	$2,062.8

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(3)
Net investment income on float, change in diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income (loss) on float, diluted book value per share and return on beginning shareholders’ equity.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written decreased by $18.4 million, or 18.5%, to $80.8 million for the three months ended December 31, 2016 from $99.2 million for the three months ended December 31, 2015. Gross premiums written decreased by $85.1 million, or 12.1%, to $617.4 million for the twelve months ended December 31, 2016 from $702.5 million for the twelve months ended December 31, 2015. The decrease in the three and twelve months ended December 31, 2016 compared to prior year periods was primarily a result of contracts that were not subject to renewal and contracts that did not renew due to pricing and/or terms and conditions, partially offset by new contracts and changes in premium estimates.
Net premiums earned for the three months ended December 31, 2016 increased by $57.7 million, or 43.0%, to $192.1 million. This increase was primarily a result of a larger in-force underwriting portfolio. Net premiums earned for the twelve months ended December 31, 2016 decreased by $12.6 million, or 2.1%, to $590.2 million. The decrease in net premiums earned was primarily due to retroactive reinsurance contracts of $108.1 million that were written and earned in the twelve months ended December 31, 2015, compared to nil in the year ended December 31, 2016, partially offset by an increase in net premiums earned as a result of a larger in-force underwriting portfolio.
The net underwriting loss for the three and twelve months ended December 31, 2016 included $1.8 million related to Hurricane Matthew. There was minimal net favorable underwriting loss development for the three months ended December 31, 2016.
The net underwriting loss for the year ended December 31, 2016 included net adverse development of $12.5 million related to changes in estimates of prior years’ loss reserves and the related impact of acquisition costs, was primarily due to:

•	$4.8 million of net adverse underwriting loss development relating to one multi-line contract;

•	$4.0 million of net adverse underwriting loss development relating to non-standard auto contracts;

•	$3.7 million of net adverse underwriting loss development relating to our Florida homeowners’ reinsurance contracts;

•	$3.3 million of net adverse underwriting loss development relating to a workers’ compensation contract; and

•	$2.1 million of net favorable underwriting loss development from several other contracts.
We recorded an increase in net underwriting loss of $3.3 million and $7.8 million for the three and twelve months ended December 31, 2015, respectively, related to development of reserves on prior years’ contract. The net adverse development was primarily a result of net adverse underwriting loss development on certain contracts that were either fully or partially offset by increases in sliding scale or profit commissions whereas certain workers’ compensation, auto and property contracts with adverse loss development did not have offsetting decreases in acquisition costs to the same degree, resulting in the net favorable development being more than offset by acquisition costs in the period.
Investments
The return on investments managed by Third Point LLC by asset class for the three and twelve months ended December 31, 2016 and 2015 was as follows:

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Long/short equities	(2.6)%	2.9%	(1.4)%	(3.3)%
Credit	0.2%	0.1%	6.0%	2.0%
Other	0.7%	(0.2)%	(0.4)%	(0.3)%
	(1.7)%	2.8%	4.2%	(1.6)%

For the three months ended December 31, 2016, the net investment results varied across strategies.  Within credit, gains from performing corporate credit investments in the energy sector outweighed modest losses in the structured credit portfolio.  Third Point LLC’s sovereign credit portfolio was down for the quarter following a post-U.S. election sell-off in emerging markets.  The equity portfolio also negatively impacted returns for the quarter due to negative performance in the healthcare, consumer and technology, media and telecommunications (“TMT”) sectors.  Third Point LLC repositioned the portfolio following the U.S. election by decreasing exposure to the TMT and consumer sectors while opportunistically adding to companies in the financial and industrial sectors.  The Other strategy added to gains with strength in the risk arbitrage and private investment portfolios.

For the year ended December 31, 2016, the net investment results were primarily driven by positive returns in our Credit strategy.  Within Credit, profits in corporate and sovereign credit were partially offset by modest losses in structured credit.  Corporate credit was the main driver in the Credit strategy and resulted from positive returns on investments in the energy sector.  Within equities, negative attribution from two large healthcare positions were partially offset by positive performance from investments in the financial and industrials sectors. During the year, Third Point LLC increased exposure to risk arbitrage transactions, which generated positive performance from several merger-related investments and partially offset losses in the currency and macroeconomic portions of the other portfolio.
Share Repurchase Program
During the three months ended December 31, 2016, we did not repurchase any of our common shares.
During the twelve months ended December 31, 2016, we repurchased 644,768 of our common shares in the open market for an aggregate cost of $7.4 million at a weighted average cost, including commissions, of $11.46 per share. Common shares repurchased by the Company were not cancelled and are classified as treasury shares.
As of December 31, 2016, the Company may repurchase up to an aggregate of $92.6 million of additional common shares under its share repurchase program.
Conference Call Details
The Company will hold a conference call to discuss its fourth quarter 2016 results at 8:30 a.m. Eastern Time on February 24, 2017. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. fourth quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13652837. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on March 3, 2017.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) fluctuation in results of operations; (iii) more established competitors; (iv) losses exceeding reserves; (v) downgrades or withdrawal of ratings by rating agencies; (vi) dependence on key executives; (vii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (viii) potential inability to pay dividends; (ix) inability to service the Company’s indebtedness; (x) limited cash flow and liquidity due to indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of the Company’s common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xv) potentially being deemed an investment company under United States federal securities law; (xvi) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) Third Point Reinsurance Ltd. potentially becoming subject to United States federal income taxation; (xxiii) potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiv) changes in Bermuda law or other regulation that may have an adverse impact on the Company's operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of December 31, 2016 and December 31, 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	December 31, 2016	December 31, 2015
Assets
Equity securities, trading, at fair value (cost - $1,385,866; 2015 - $1,156,369)	$1,506,854	$1,231,077
Debt securities, trading, at fair value (cost - $1,036,716; 2015 - $1,049,652)	1,057,957	1,034,247
Other investments, at fair value	82,701	51,920
Total investments in securities	2,647,512	2,317,244
Cash and cash equivalents	9,951	20,407
Restricted cash and cash equivalents	298,940	330,915
Due from brokers	284,591	326,971
Derivative assets, at fair value	27,432	35,337
Interest and dividends receivable	6,505	10,687
Reinsurance balances receivable	381,951	294,313
Deferred acquisition costs, net	221,618	197,093
Other assets	17,144	12,141
Total assets	$3,895,644	$3,545,108
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$10,321	$11,966
Reinsurance balances payable	43,171	24,119
Deposit liabilities	104,905	83,955
Unearned premium reserves	557,076	531,710
Loss and loss adjustment expense reserves	605,129	466,047
Securities sold, not yet purchased, at fair value	92,668	314,353
Securities sold under an agreement to repurchase	—	8,944
Due to brokers	899,601	574,962
Derivative liabilities, at fair value	16,050	15,392
Interest and dividends payable	3,443	4,400
Senior notes payable, net of deferred costs	113,555	113,377
Total liabilities	2,445,919	2,149,225
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 106,501,299 (2015 - 105,479,341))	10,650	10,548
Treasury shares (644,768 shares (2015 - nil shares))	(7,389)	—
Additional paid-in capital	1,094,568	1,080,591
Retained earnings	316,222	288,587
Shareholders’ equity attributable to shareholders	1,414,051	1,379,726
Non-controlling interests	35,674	16,157
Total shareholders’ equity	1,449,725	1,395,883
Total liabilities and shareholders’ equity	$3,895,644	$3,545,108

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and twelve months ended December 31, 2016 and 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues
Gross premiums written	$80,779	$99,155	$617,374	$702,414
Gross premiums ceded	27	(24)	(2,325)	(1,876)
Net premiums written	80,806	99,131	615,049	700,538
Change in net unearned premium reserves	111,277	35,235	(24,859)	(97,714)
Net premiums earned	192,083	134,366	590,190	602,824
Net investment income (loss)	(35,767)	61,553	98,825	(28,074)
Total revenues	156,316	195,919	689,015	574,750
Expenses
Loss and loss adjustment expenses incurred, net	122,110	98,855	395,932	415,191
Acquisition costs, net	76,854	38,552	222,150	191,216
General and administrative expenses	5,482	10,236	39,367	46,033
Other expenses	2,161	2,928	8,387	8,614
Interest expense	2,068	2,074	8,231	7,236
Foreign exchange gains	(5,162)	(2,396)	(19,521)	(3,196)
Total expenses	203,513	150,249	654,546	665,094
Income (loss) before income tax (expense) benefit	(47,197)	45,670	34,469	(90,344)
Income tax (expense) benefit	272	(2,863)	(5,593)	2,905
Income (loss) including non-controlling interests	(46,925)	42,807	28,876	(87,439)
(Income) loss attributable to non-controlling interests	232	(614)	(1,241)	49
Net income (loss)	$(46,693)	$42,193	$27,635	$(87,390)
Earnings (loss) per share
Basic	$(0.45)	$0.40	$0.26	$(0.84)
Diluted	$(0.45)	$0.39	$0.26	$(0.84)
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	104,072,283	104,217,321	104,060,052	104,003,820
Diluted	104,072,283	106,635,451	105,563,784	104,003,820

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended December 31, 2016
	Property and Casualty Reinsurance	Catastrophe Risk Management (2)	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$80,779	$—	$—	$80,779
Gross premiums ceded	27	—	—	27
Net premiums written	80,806	—	—	80,806
Change in net unearned premium reserves	111,277	—	—	111,277
Net premiums earned	192,083	—	—	192,083
Expenses
Loss and loss adjustment expenses incurred, net	122,110	—	—	122,110
Acquisition costs, net	76,854	—	—	76,854
General and administrative expenses	2,633	—	2,849	5,482
Total expenses	201,597	—	2,849	204,446
Net underwriting loss	(9,514)	n/a	n/a	n/a
Net investment loss	(15,937)	—	(19,830)	(35,767)
Other expenses	(2,161)	—	—	(2,161)
Interest expense	—	—	(2,068)	(2,068)
Foreign exchange gains	—	—	5,162	5,162
Income tax benefit	—	—	272	272
Segment loss including non-controlling interests	(27,612)	—	(19,313)	(46,925)
Segment loss attributable to non-controlling interests	—	—	232	232
Segment loss	$(27,612)	$—	$(19,081)	$(46,693)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	63.6%
Acquisition cost ratio	40.0%
Composite ratio	103.6%
General and administrative expense ratio	1.4%
Combined ratio	105.0%

	Twelve months ended December 31, 2016
	Property and Casualty Reinsurance	Catastrophe Risk Management (2)	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$617,374	$—	$—	$617,374
Gross premiums ceded	(2,325)	—	—	(2,325)
Net premiums written	615,049	—	—	615,049
Change in net unearned premium reserves	(24,859)	—	—	(24,859)
Net premiums earned	590,190	—	—	590,190
Expenses
Loss and loss adjustment expenses incurred, net	395,932	—	—	395,932
Acquisition costs, net	222,150	—	—	222,150
General and administrative expenses	22,160	—	17,207	39,367
Total expenses	640,242	—	17,207	657,449
Net underwriting loss	(50,052)	n/a	n/a	n/a
Net investment income	16,931	—	81,894	98,825
Other expenses	(8,387)	—	—	(8,387)
Interest expense	—	—	(8,231)	(8,231)
Foreign exchange gains	—	—	19,521	19,521
Income tax expense	—	—	(5,593)	(5,593)
Segment income (loss) including non-controlling interests	(41,508)	—	70,384	28,876
Segment income attributable to non-controlling interests	—	—	(1,241)	(1,241)
Segment income (loss)	$(41,508)	$—	$69,143	$27,635
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	67.1%
Acquisition cost ratio	37.6%
Composite ratio	104.7%
General and administrative expense ratio	3.8%
Combined ratio	108.5%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)    As of December 31, 2015, all investments in the Catastrophe Fund had been redeemed. In February 2016, the Company completed the dissolution of the Catastrophe Fund and Catastrophe Reinsurer. As a result, there is no further activity in the Catastrophe Risk Management segment.

	Three months ended December 31, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$99,155	$—	$—	$99,155
Gross premiums ceded	(24)	—	—	(24)
Net premiums written	99,131	—	—	99,131
Change in net unearned premium reserves	35,235	—	—	35,235
Net premiums earned	134,366	—	—	134,366
Expenses
Loss and loss adjustment expenses incurred, net	98,855	—	—	98,855
Acquisition costs, net	38,552	—	—	38,552
General and administrative expenses	6,134	(16)	4,118	10,236
Total expenses	143,541	(16)	4,118	147,643
Net underwriting loss	(9,175)	n/a	n/a	n/a
Net investment income (loss)	12,813	—	48,740	61,553
Other expenses	(2,928)	—	—	(2,928)
Interest expense	—	—	(2,074)	(2,074)
Foreign exchange gains	—	—	2,396	2,396
Income tax expense	—	—	(2,863)	(2,863)
Segment income including non-controlling interests	710	16	42,081	42,807
Segment income attributable to non-controlling interests	—	(54)	(560)	(614)
Segment income (loss)	$710	$(38)	$41,521	$42,193
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	73.6%
Acquisition cost ratio	28.7%
Composite ratio	102.3%
General and administrative expense ratio	4.6%
Combined ratio	106.9%

	Twelve months ended December 31, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$702,458	$(44)	$—	$702,414
Gross premiums ceded	(1,876)	—	—	(1,876)
Net premiums written	700,582	(44)	—	700,538
Change in net unearned premium reserves	(97,766)	52	—	(97,714)
Net premiums earned	602,816	8	—	602,824
Expenses
Loss and loss adjustment expenses incurred, net	415,041	150	—	415,191
Acquisition costs, net	191,217	(1)	—	191,216
General and administrative expenses	24,815	447	20,771	46,033
Total expenses	631,073	596	20,771	652,440
Net underwriting loss	(28,257)	n/a	n/a	n/a
Net investment income (loss)	(10,810)	69	(17,333)	(28,074)
Other expenses	(8,614)	—	—	(8,614)
Interest expense	—	—	(7,236)	(7,236)
Foreign exchange gains	—	—	3,196	3,196
Income tax benefit	—	—	2,905	2,905
Segment loss including non-controlling interests	(47,681)	(519)	(39,239)	(87,439)
Segment (income) loss attributable to non-controlling interests	—	102	(53)	49
Segment loss	$(47,681)	$(417)	$(39,292)	$(87,390)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	68.9%
Acquisition cost ratio	31.7%
Composite ratio	100.6%
General and administrative expense ratio	4.1%
Combined ratio	104.7%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	December 31, 2016	December 31, 2015
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,449,725	$1,395,883
Less: non-controlling interests	(35,674)	(16,157)
Shareholders’ equity attributable to shareholders	1,414,051	1,379,726
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	52,930	58,070
Diluted book value per share numerator	$1,513,493	$1,484,308
Basic and diluted book value per share denominator:
Issued and outstanding shares, net of treasury shares	104,173,748	104,256,745
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,274,333	5,788,391
Effect of dilutive restricted shares issued to employees	878,529	837,277
Diluted book value per share denominator	114,977,773	115,533,576

Basic book value per share	$13.57	$13.23
Diluted book value per share	$13.16	$12.85

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	($ in thousands)
Net investment income (loss) on float	$(15,937)	$12,813	$16,931	$(10,810)
Net investment income (loss) on capital	(20,285)	48,259	80,361	(18,798)
Net investment income (loss) on investments managed by Third Point LLC	(36,222)	61,072	97,292	(29,608)
Net gain on investment in Kiskadee Fund	455	481	1,533	1,465
Net investment income related to Catastrophe Reinsurer and Catastrophe Fund	—	—	—	69
	$(35,767)	$61,553	$98,825	$(28,074)

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	($ in thousands)
Net income (loss)	$(46,693)	$42,193	$27,635	$(87,390)
Shareholders’ equity attributable to shareholders - beginning of period	1,457,139	1,335,269	1,379,726	1,451,913
Impact of weighting related to shareholders’ equity from shares repurchased	—	—	(4,363)	—
Adjusted shareholders’ equity attributable to shareholders - beginning of period	$1,457,139	$1,335,269	$1,375,363	$1,451,913
Return on beginning shareholders’ equity	(3.2)%	3.2%	2.0%	(6.0)%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end, net of treasury shares. Diluted book value per share represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures. Float, as a result, is considered to be a non-GAAP financial measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of long-term incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income by the beginning shareholders’ equity attributable to shareholders. We believe that return on beginning shareholders’ equity is an important measure because it assists our management and investors in evaluating the Company’s profitability. For the twelve months ended December 31, 2016, we have also adjusted the beginning shareholders’ equity for the impact of the shares repurchased on a weighted average basis. This adjustment increased the stated returns on beginning shareholders’ equity.